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                                                                    Exhibit 4.12


                              CERTIFICATE OF TRUST
                                       OF
                             AMEREN CAPITAL TRUST II

     THIS CERTIFICATE OF TRUST of Ameren Capital Trust II (the "Trust"), dated as of July 26, 2002, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is "Ameren Capital Trust II".

     2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

        The Bank of New York (Delaware)
        White Clay Center
        Route 273
        Newark, Delaware 19711

     3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.



                                     THE BANK OF NEW YORK (DELAWARE),
                                     not in its individual capacity,
                                     but solely as trustee


                                     By: /s/ WILLIAM T. LEWIS
                                        ----------------------------------------
                                        Name: William T. Lewis
                                        Title: Senior Vice President